UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 23, 2018

PLEDGE PETROLEUM CORP.

(Exact name of registrant as specified in its charter)

Delaware	000-53488	26-1856569
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

10655 Bammel North Houston Road, Houston, Texas 77086

(Address of Principal Executive Office) (Zip Code)

(832) 328-0169

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01.	Completion of Acquisition or Disposition of Assets

On March 23, 2018, following a special meeting of its stockholders, Pledge Petroleum Corp. (the “Company”) sold substantially all of its assets, including all pertinent intellectual property rights comprising its business of implementing plasma pulse technology (the “Asset Sale”), to Norma Investments Limited (“Norma”), the parent company of Ervington Investments Limited (“Ervington”), the current holder of a majority of its outstanding voting securities, for $650,000 pursuant to that certain Asset Purchase Agreement (the “Asset Purchase Agreement”) with Norma, dated February 12, 2018 (the “Asset Purchase Agreement”). In connection with the Asset Sale, the Company repurchased all of the outstanding securities of the Company held by Ervington for $8,500,000 (the “Share Repurchase”) pursuant to that certain Share Purchase Agreement with Ervington, dated February 12, 2018 (the “Share Purchase Agreement”).

The foregoing description of the terms of the Asset Purchase Agreement and Share Purchase Agreement do not purport to be complete and are qualified in their entirety by reference to the provisions of such agreements, the forms of which were filed as an exhibit to the Company’s definitive proxy statement, dated February 22, 2018, relating to the Asset Sale and are included as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K.

Item 2.05.	Costs Associated With Exit or Disposal Activities.

No material costs are expected to be incurred with respect to the Asset Sale; however, we did incur the costs set forth under Item 2.01 above in connection with the Share Repurchase.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 23, 2018, upon the closing of the Share Repurchase, Ivan Persiyanov resigned as a director and as Chief Executive Officer of the Company and the Company’s Secretary and director, John Zotos, was appointed as the Company’s interim Chief Executive Officer. For his services as Chief Executive Officer, Mr. Zotos will receive a monthly fee of $10,000.

John Zotos, age 57, was appointed as a director and Secretary of the Company on March 6, 2013. Since July 2007, he has served as a principal and a managing partner of JC Holdings, LLC, a company engaged in the business of buying, selling and managing heavy equipment and commercial real estate.

There are no family relationships between Mr. Zotos and any other director.

Item 5.01.	Change of Control of Registrant.

Prior to the consummation of the Share Repurchase, Ervington, had the right to elect three of the five members of our Board of Directors and was the beneficial owner of a majority of our outstanding voting securities. As a result of the Share Repurchase, Ervington no longer owns any securities of the Company and no longer has the right to elect any members of our Board of Directors.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On March 23, 2018, the Company held its Special Meeting, at which a quorum was present. At the Special Meeting, stockholders of record as of the close of business on February 14, 2018 voted on the following proposals and cast their votes as described below. These matters are described in detail in the Proxy Statement.

The number of votes cast for and against and if applicable, the number of withheld/abstentions and broker non-votes with respect to each matter voted upon, are set forth below. Both proposals received FOR votes from a majority of the outstanding voting shares including a majority of the voting shares excluding Ervington’s shares (a majority of the minority)

Proposal 1 — Approval of the proposal to effect the transactions contemplated by the proposed Asset Sale.

Votes For	Votes Against	Abstentions	Broker Non-Votes
351,132,580	1,374,303	89,061	0

Proposal 2 – Approval of an adjournment of the Special Meeting of Stockholders, if necessary, to solicit additional proxies if there are not sufficient votes in favor of Proposal 1.

The stockholders approved a resolution to adjourn the Special Meeting of Stockholders to solicit additional proxies if there were not sufficient votes in favor of Proposal 1 based on the votes listed below.

Votes For	Votes Against	Abstentions	Broker Non-Votes
352,266,175	323,208	6,561	0

Item 9.01.	Financial Statements and Exhibits.

(b)	Pro Forma Financial Information
(d)	Exhibits

The following exhibits are filed with this Current Report on Form 8-K:

Exhibit 10.1	Asset Purchase Agreement, dated February 22, 2018, with Norma Investments Limited (incorporated by reference as Annex A to the Company’s Schedule PRE14A, filed with the Securities and Exchange Commission on February 22, 2018, File No. 000-53488)

Exhibit 10.2	Share Purchase Agreement, dated February 22, 2018, with Ervington Investments Limited (incorporated by reference as Annex B to the Company’s Schedule PRE14A, filed with the Securities and Exchange Commission on February 22, 2018, File No. 000-53488)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 28, 2018	PLEDGE PETROLEUM CORP.

	By:	/s/ John Zotos
	Name:	John Zotos
	Title:	Interim Chief Executive Officer